UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

Phoenix Color Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-50995 (Commission File Number)	22-2269911 (IRS Employer Identification No.)

540 Western Maryland Parkway, Hagerstown, Maryland (Address of principal executive offices)		21740 (ZIP Code)

Registrant’s telephone number, including area code: (301) 733-0018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Book Technology Park Division Assets to R.R. Donnelley & Sons Company

        Phoenix Color Corp. (the “Company”) previously filed its Current Report on Form 8-K dated January 4, 2005 (the “Original Report”) pertaining to the sale to R.R. Donnelley & Sons Company (“R.R. Donnelley”) of the binding line and press equipment related to the Company’s Book Technology Park one and two color, hard and softcover book division (the “BTP Division”). The Company hereby amends Items 2.05 and 9.01 of the Original Report to include the estimate of transaction costs required by Item 2.05 and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

(a)

As described in “Item 1.01. Entry into a Material Definitive Agreement” in the Original Report, on December 29, 2004, the Company sold to R.R. Donnelley certain binding line and press equipment and other tangible personal property related to its BTP Division and since January 31, 2005 has ceased to engage in the business of printing one or two color, soft or hard cover books in the United States. The Company sold such tangible personal property because the BTP Division had been operating at a level significantly below capacity.

(b),

(c), (d) Set forth below is (i) for each major type of cost associated with the course of action, an estimate of the total amount or range of amounts expected to be incurred in connection with the sale of the BTP Division assets to R.R. Donnelley, (ii) an estimate of the total amount or range of amounts expected to be incurred in connection with such transaction and (iii) an estimate of the amount or range of amounts of the charge related to the transaction that will result in future cash expenditures.

(in thousands $)

Schedule (b), (c) and (d) - (i) Estimated costs by category
Estimated loss on sale of assets	$6,080
Estimated legal and professional fees	$100
Estimated severance costs	$300
Estimated other costs	$25

$6,505

Schedule (b), (c) and (d) - (ii) Estimated total costs
Estimated total costs	$6,505

Schedule (b), (c) and (d) - (iii) Estimated future expenditures
Estimated legal and professional fees	$100
Estimated severance costs	$300
Estimated other costs	$25

$425

Item 9.01 (b) – Pro Forma Financial Information

(b)

Pro form financial information. The following unaudited pro forma financial statements give effect to the disposition of assets of the Company’s BTP Division. In a transaction consummated on December 29, 2004, the Company sold to R.R. Donnelley its binding line and press equipment of its BTP Division in exchange for R.R. Donnelley’s assumption of certain operating and capital lease obligations, which resulted in no cash consideration to the Company. In accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (FAS No. 144), this transaction will not be presented as a discontinued operation in the Company’s historical consolidated financial statements until the run off of existing contractual obligations occurs, which is expected in March of 2005. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of the BTP Division occurred on September 30, 2004. Such pro forma information is based on the historical balance sheet data of Phoenix Color Corp. and its BTP Division as of that date. The unaudited pro forma condensed statements of operations for the nine-month period ended September 30, 2004 and the year ended December 31, 2003 give effect to the disposition of the BTP Division as if it had occurred on January 1, 2003. The pro forma financial information does not purport to represent what the Company’s consolidated results would have been if the disposition had in fact occurred on these dates, nor does it purport to indicate future consolidated financial position or future consolidated results of operations of the Company.

PHOENIX COLOR CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2004
(Unaudited)

	As Reported	BTP Division Adjustments (Note 1)	Pro Forma

ASSETS
Current assets
Cash	$80,877	—	$80,877
Accounts receivable - net of allowance for doubtful accounts
and rebates of $2,622,386 in 2004 and $2,345,715 in 2003	17,357,691	—	17,357,691
Inventory	6,530,219	—	6,530,219

Sundry receivables & prepaid expenses	2,930,182	(125,022)	2,805,160

Total current assets	26,898,969	(125,022)	26,773,947

Property Plant & Equipment – net	52,996,505	(5,698,225)	47,298,280

Deferred financing costs	2,123,020	—	2,123,020

Goodwill	13,302,809	—	13,302,809
Other assets	7,507,914	(2,079,626)	5,428,288

Total assets	$102,829,217	$(7,902,873)	$94,926,344

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Capital leases obligations	$900,219	(750,784)	$149,435

Revolving line of credit	7,353,894	—	7,353,894
Accounts payable	6,998,737	—	6,998,737
Accrued liabilities	6,106,823	—	6,106,823

Total current liabilities	21,359,673	(750,784)	20,608,889
10 3/8% Senior Subordinated Notes	105,000,000	—	105,000,000
MICRF loan	500,000	—	500,000
Capital lease obligations	1,849,778	(1,513,368)	36,410
Other liabilities	526,426	—	526,426

Total liabilities	129,235,877	(2,264,152)	126,971,725

Stockholder’s deficit
Common Stock, Class A, voting, par value $0.01 per share, authorized
20,000 shares, 14,560 issued shares, 11,100 outstanding shares	146	—	146
Common Stock, Class B, non-voting, par value $0.01 per share, authorized
200,000 shares, 9,794 issued shares, 7,794 outstanding shares	98	—	98
Additional paid in capital	2,126,804	—	2,126,804
Accumulated deficit	(26,764,478)	(5,638,721)	(32,403,199)
Treasury stock, at cost: Class A, 3,460 shares and Class B, 2,000
shares	(1,769,230)	—	(1,769,230)

Total stockholders’ deficit	(26,406,660)	(5,638,721)	(32,045,381)

Total liabilities & stockholders’ deficit	$102,829,217	$7,902,873	$94,926,344

Note 1: The unaudited pro forma condensed balance sheet gives effect to the disposition of the BTP Division’s assets and liabilities sold to R.R. Donnelley as if the disposal occurred on September 30, 2004. The loss on sale of $5,638,721 has been recorded as a reduction of retained earnings in the pro forma consolidated balance sheet. BTP Division’s real property (consisting of land and building with a carrying value of approximately $16.5 million at September 30, 2004), which was not part of the disposal group and is designated as held and used by Phoenix Color Corp. in accordance with FAS No. 144, has not been removed from the pro forma balance sheet.

PHOENIX COLOR CORP. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

	As Reported	BTP Division Adjustments (Note 1)	Pro Forma

Net sales	$97,463,676	$(21,650,300)	$75,813,376
Cost of sales	79,606,528	(24,277,135)	55,329,393

Gross profit	17,857,148	2,626,835	20,483,983

Operating expenses
Selling and marketing expenses	5,109,298	(1,153,083)	3,956,215
General and administrative expenses	8,358,409	(999,478)	7,358,931
(Gain) loss on sale of assets	(76,655)	31,291	(45,364)

Total operating expenses	13,391,052	(2,121,270)	11,269,782

Income from operations	4,466,096	4,748,105	9,214,201
Other expenses
Interest expense	8,918,658	—	8,918,658
Other income	(80,250)	—	(80,250)

Income (loss) before income taxes	(4,372,312)	4,748,105	375,793
Income tax benefit	—	—	—

Net income (loss)	$(4,372,312)	$4,748,105	$375,793

Note 1:

The pro forma statement of operations gives effect to the disposition of the assets and cessation of business associated with the Company’s BTP Division as if the disposition had occurred on January 1, 2004. The results of operations of the BTP Division have been removed from the pro forma income statement. Depreciation expense associated with BTP Division real property, which was not part of the disposal group and is designated as held and used by Phoenix Color Corp. in accordance with FAS No. 144, has not been removed from the pro forma income statement. A loss on the sale ($5,638,721) has not been included in the pro forma income statement but will be reflected in the historical income statement for the year ended December 31, 2004.

PHOENIX COLOR CORP. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(Unaudited)

	As Reported	BTP Division Adjustments (Note 1)	Pro Forma

Net sales	$136,675,957	$(30,516,748)	$106,159,209
Cost of sales	108,917,124	(35,429,009)	73,488,115

Gross profit	27,758,833	4,912,261	32,671,094

Operating expenses
Selling and marketing expenses	6,632,742	(1,592,102)	5,041,640
General and administrative expenses	13,454,850	(1,640,201)	11,814,649
(Gain) loss on sale of assets	613,877	(25,000)	588,877
Restructuring credit	(2,180,945)	—	(2,180,945)

Total operating expenses	18,520,524	(3,256,303)	15,264,221

Income from operations	9,238,309	8,168,564	17,406,873
Other expenses
Interest expense	12,066,393	—	12,066,393
Other expense	2,408	—	2,408

Income (loss) before income taxes	(2,830,492)	8,168,564	5,338,072
Income tax benefit	—	—	—

Net income (loss)	$(2,830,492)	8,168,564	$5,338,072

Note 2:

The pro forma statement of operations gives effect to the disposition of the assets and cessation of business associated with the Company’s BTP Division as if the disposition had occurred on January 1, 2003. The results of operations of the BTP Division have been removed from the pro forma income statement. Depreciation expense associated with BTP Division real property, which was not part of the disposal group and is designated as held and used by Phoenix Color Corp. in accordance with FAS No. 144, has not been removed from the pro forma income statement. A loss on the sale ($5,638,721) has not been included in the pro forma income statement but will be reflected in the historical income statement for the year ended December 31, 2004.

(c)	Exhibits.

Exhibit 99.1 –	Press Release of Phoenix Color Corp., dated January 3, 2005 (filed with the Current Report on Form 8-K, dated January 4, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Color Corp. /s/ Louis LaSorsa ————————————————— Name: Louis LaSorsa Title: Chairman and Chief Executive Officer

Date: March 16, 2005